Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

MOTOROLA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Convertible Debt	1.75% Convertible Senior Notes due 2024	Rule 415(a)(6)(1)	$1,000,000,000	—	$1,000,000,000	—	—	Form S-3ASR	333-236705	February 27, 2020	$129,800

	Equity	Common Stock, par value $0.01	Rule 415(a)(6)(1)	5,599,100(2)	—	—	—	—	Form S-3ASR	333-236705	February 27, 2020	—(3)

	Total Offering Amounts					$1,000,000,000		$0

	Total Fees Previously Paid							$129,800(1)

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)            Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registrant carried forward $1,000,000,000 of unsold securities that had been previously registered on its registration statement on Form S-3 (file no. 333-236705), filed with the U.S. Securities and Exchange Commission on, and effective on, February 27, 2020 (the “Unsold Securities”). Related filing fee was calculated in reliance on 457(o). Accordingly, no registration fees are being paid at this time for the Unsold Securities. Concurrently with the filing of this registration statement, any offering of Unsold Securities pursuant to its registration statement on Form S-3 (file no. 333-236705) is hereby terminated.

(2)            Represents the maximum number of shares of common stock, par value $0.01 (“common stock”) issuable upon conversion of the notes at a conversion rate corresponding to the maximum conversion rate of 5.5991 shares of our common stock per $1,000 principal amount of 1.75% Convertible Senior Notes due 2024. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(3)            No additional consideration will be received upon conversion of such notes, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.